EXHIBIT 4(a)(ii)











                     TRUST SUPPLEMENT No. 1998-1A
                    Dated as of December 14, 1998


                               between

                STATE STREET BANK AND TRUST COMPANY
                              as Trustee,


                                 and


                           US AIRWAYS, INC.

                                  to

                   PASS THROUGH TRUST AGREEMENT
                   Dated as of December 4, 1998




              US Airways Pass Through Trust 1998-1A
                         6.85% US Airways
                    Pass Through Certificates,
                          Series 1998-1A

























     This Trust Supplement No. 1998-1A, dated as of December 14, 1998 (herein called the "Trust Supplement"), between US Airways, Inc., Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company (the "Trustee"), to the Pass Through Trust Agreement, dated as of December 4, 1998, between the Company and the Trustee (the "Basic Agreement").


                      W I T N E S S E T H:
                      --------------------

     WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

     WHEREAS, the Company obtained commitments from AVSA for the delivery of 23 Aircraft;

     WHEREAS, the Company intends to finance the acquisition of each such Aircraft either (i) through separate leveraged lease transactions, in which case the Company will lease such Aircraft (collectively, the "Leased Aircraft") or (ii) through separate secured loan transactions, in which case the Company will own such Aircraft (collectively, the "Owned Aircraft");

     WHEREAS, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

     WHEREAS, in the case of each Owned Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

     WHEREAS, the Trustee hereby declares the creation of this US Airways Pass Through Trust 1998-1A (the "Applicable Trust") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

     WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

                                     2


     WHEREAS, the Escrow Agent, the Trustee, the Escrow Paying Agent, and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent a portion of the proceeds from the sale of the Applicable Certificates and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the remaining undelivered Aircraft are delivered by AVSA under the Aircraft Purchase Agreement from time to time prior to the Delivery Period Termination Date;

     WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

     WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement") and the Note Purchase Agreement, (i) on or shortly following the date hereof, the Trustee on behalf of the Applicable Trust, using a portion of the proceeds from the sale of the Applicable Certificates, shall purchase one or more Equipment Notes issued pursuant to the Participation Agreements relating to the Aircraft described in Exhibit C hereto (the "Delivered Aircraft Equipment Notes") in respect of each of five of the Aircraft (such five Aircraft being the "Delivered Aircraft") having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and (ii) with respect to each remaining Aircraft, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and, in each case, shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

     WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

     WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

                                     3


     NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:



                                ARTICLE I
                           THE CERTIFICATES

     Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "6.85% US Airways Pass Through Certificates, Series 1998-1A" (hereinafter defined as the "Applicable Certificates"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

     The terms and conditions applicable to the Applicable Certificates are as follows:

     (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and
3.06 of the Basic Agreement) is $366,486,000.

     (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means January 30 and July 30 of each year, commencing on January 30, 1999, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

     (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

     (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the

                                     4

restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

     (e)     (i)     The Applicable Certificates shall be in the form
attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

     (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

     (f) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

     (g) The Applicable Certificates will have the benefit of the Liquidity Facility.

     (h)     The Responsible Party is the Company.

     (i) The particular "sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 6(b) (with respect to Owned Aircraft) and Section 6(c) (with respect to Leased Aircraft) of the relevant Participation Agreement.


                                ARTICLE II
                                DEFINITIONS

     Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings:

     Agreement:  Has the meaning specified in the recitals hereto.

                                     5


     Aircraft: Means each of the New Aircraft or Substitute Aircraft in respect of which a Participation Agreement is entered into in accordance with the Note Purchase Agreement.

     Aircraft Purchase Agreement: Has the meaning specified in the Note Purchase Agreement.

     Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

     Applicable Delivery Date: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

     Applicable Participation Agreement:  Has the meaning specified in
Section 5.01(b) of this Trust Supplement.

     AVSA: Means AVSA, S.A.R.L.

     Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Salt Lake City, Utah, Pittsburgh, Pennsylvania, or, so long as any Applicable Certificate is outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

     Cut-off Date: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

     Delivery Date:  Has the meaning specified in the Participation
Agreements.

     Delivery Notice:  Has the meaning specified in the Participation
Agreements.

     Delivery Period Termination Date: Means the earlier of (a) October 31, 1999 and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Applicable Trust and the Other Trusts in accordance with the Note Purchase Agreement.

     Deposits:  Has the meaning specified in the Deposit Agreement.

     Deposit Agreement: Means the Deposit Agreement dated as of December 14, 1998 relating to the Applicable Certificates between the Depositary and the Escrow

                                  6


Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     Depositary:  Means Credit Suisse First Boston, New York branch

     Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

     Escrow Agent: Means, initially, First Security Bank, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

     Escrow Agreement: Means the Escrow and Paying Agent Agreement dated as of December 14, 1998 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     Escrow Paying Agent: Means the Person acting as paying agent under the Escrow Agreement.

     Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

     Final Withdrawal:  Has the meaning specified in the Escrow Agreement.

     Final Withdrawal Date:  Has the meaning specified in the Escrow
Agreement.

     Final Withdrawal Notice: Has the meaning specified in Section 5.02 of this Trust Supplement.

     Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                              7


     Intercreditor Agreement: Means the Intercreditor Agreement dated as of December 14, 1998 among the Trustee, the Other Trustees, the Liquidity Provider, the liquidity providers relating to the Certificates issued under (and as defined in) each of the Other Agreements, and State Street Bank and Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     Investors: Means the Underwriters together with all subsequent beneficial owners of the Applicable Certificates.

     Lease: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

     Leased Aircraft: Has the meaning specified in the third recital to this Trust Supplement.

     Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of December 14, 1998 relating to the Applicable Certificates, between the Liquidity Provider and State Street Bank and Trust Company as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

     Liquidity Provider: Means, initially, ABN AMRO Bank N.V., acting through its Chicago Branch, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

     New Aircraft:  Has the meaning specified in the Note Purchase Agreement.

     Note Documents: Means the Note Purchase Agreement, this Trust Supplement and, with respect to any Equipment Note, means (i) the Indenture and the Participation Agreement relating to such Equipment Note, and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

     Note Purchase Agreement: Means the Note Purchase Agreement dated as of December 14, 1998 among the Trustee, the Other Trustees, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of certain Equipment Notes by the Trustee on behalf of the

                                8


Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

     Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.

     Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 1998-1B dated the date hereof relating to US Airways Pass Through Trust 1998-1B and (ii) the Basic Agreement as supplemented by Trust Supplement 1998-1C dated the date hereof relating to US Airways Pass Through Trust 1998-1C.

     Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

     Other Trusts: Means the US Airways Pass Through Trust 1998-1B and the US Airways Pass Through Trust 1998-1C, each created on the date hereof.

     Owned Aircraft: Has the meaning specified in the third recital to this Trust Supplement.

     Owner Participant: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants thus referred to in the Indentures.

     Owner Trustee: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and Owner Trustees means all of the Owner Trustees party to any of the Indentures.

     Participation Agreement: Means each Participation Agreement relating to the Aircraft described in Exhibit C hereto or to be entered into by the Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

     Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits relating to the Applicable Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool

                                   9


Balance as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

     Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by
(ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or other Trust Property and the distribution thereof to be made on that date.

     Postponed Notes: Means the Delivered Aircraft Equipment Notes having a scheduled Transfer Date of December 15, 1998 as specified in Exhibit C hereto and the Delivered Aircraft Equipment Notes to be held in the Trust as to which a Postponement Notice shall have been delivered pursuant to Section 5.01(c).

     Postponement Notice: Means an Officer's Certificate of the Company (i) requesting that the Trustee temporarily postpone purchase of one or more of the Delivered Aircraft Equipment Notes to a date which is later than the scheduled Transfer Date therefor as specified in Exhibit C hereto, (ii) identifying the amount of the purchase price of each such Equipment Note and the aggregate purchase price for all such Equipment Notes, (iii) setting forth the reasons for such postponement and (iv) with respect to each such Equipment Note, either (a) setting or resetting a new Transfer Date (which shall be on or prior to December 28, 1998 (the "Postponement Cut-Off Date")) for payment by the Trustee of such purchase price and issuance of the related Equipment Note, or (b) indicating that such new Transfer Date (which shall be on or prior to the Postponement Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date.

     Prospectus Supplement: Means the Prospectus Supplement dated December 4, 1998, relating to the offering of the Class A Certificates and Class B Certificates (as defined in the Intercreditor Agreement)

     Special Redemption Premium: Means the premium payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

     Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture) or Special Redemption Premium.

                                 10


     Substitute Aircraft: Has the meaning specified in the Note Purchase Agreement.

     Transfer Date: Has the meaning assigned to the term "Delivery Date" in the Participation Agreement relating to each Delivered Aircraft.

     Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

     Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

     Underwriters: Means, collectively, Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Lehman Brothers, Inc. and Salomon Smith Barney Inc.

     Underwriting Agreement: Means the Underwriting Agreement dated December 4, 1998 among the Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.










                             11


                        ARTICLE III
     DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

     Section 3.01. Additions to Article IV of the Basic Agreement. In addition to the provisions of Article IV of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

          (a) Upon the payment of Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Redemption Premium in the Special Payments Account;

          (b) The distribution of amounts of Special Redemption Premium as provided for in Section 4.02(b) of the Basic Agreement shall be on the Special Distribution Date with respect to such Special Payment or as soon thereafter as the Trustee has confirmed receipt of the related Special Redemption Premium;

          (c) In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in Section 4.02(c) of the Basic Agreement shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.06 of the Escrow Agreement, not less than 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date; and

          (d) The last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement shall apply equally if the amount of Special Redemption Premium, if any, has not been calculated at the time the Trustee mails notice of a Special Payment.

          Section 3.02.  Statements to Applicable Certificateholders.   (a)
On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

     (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

                             12


     (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including the Special Redemption Premium), if any;

     (iii) the amount of such distribution under the Agreement allocable to interest;

     (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

     (v) the amount of such distribution under the Escrow Agreement allocable to Deposits; and

     (vi)     the Pool Balance and the Pool Factor.

     With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

     (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii),
(a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.02(a) of this Trust Supplement.

     (c) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (x), (y) and (z) below from that set

                             13


forth in page S-35 of the Prospectus Supplement, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

     (d) This Section 3.02 supersedes and replaces Section 4.03 of the Basic Agreement.


                          ARTICLE IV
                           DEFAULT

     Section 4.01. Purchase Rights of Certificateholders. By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

          (i) each Class B Certificateholder shall have the right to purchase all, but not less than all, of the applicable Certificates upon ten days' written notice to the Trustee and each other Class B Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(a); and

                              14

          (ii) each Class C Certificateholder shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class B Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this
Section 4.01(a).

     The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that (i) if such purchase occurs after the record date specified in Section 2.03(b) of the Escrow Agreement relating to the distribution of unused Deposits and accrued and unpaid interest thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date) and (ii) if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date); provided further that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement and the Other Agreements, the Applicable Certificates and the Class B Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01(a). Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that it will, subject to Section 3.04 of the Basic Agreement, upon payment from such Class B Certificateholder(s) or Class C Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer

                              15


and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Applicable Certificateholder's obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Documents and all such Applicable Certificates and Escrow Receipts. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (i) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (ii) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

     As used in this Section 4.01(a), the terms "Class B Certificateholder", "Class B Trust", "Class B Certificate", "Class B Trustee", "Class C Certificateholder", "Class C Trust", "Class C Certificate" and "Class C Trustee" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

     (b) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement.


                          ARTICLE V
                          THE TRUSTEE

     Section 5.01. Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Participation Agreements relating to the Delivered Aircraft on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set

                              16


forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement and the Participation Agreements. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.

     (b) On or after the Issuance Date the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Delivery Date as to which such Delivery Notice relates (the "Applicable Delivery Date"), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Delivery Notice. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in Section 3 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "Applicable Participation Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to
Section 2(e) or 2(f) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 5.01(b) shall not apply to the Delivered Equipment Notes. The provisions of this Section 5.01(b) and Section 5.01(c) hereof supersede and replace the provisions of Section 2.02 of the Basic Agreement (which are inapplicable to the Trust), and all provisions of the Basic Agreement relating to Postponed Notes and Section

                            17


2.02 of the Basic Agreement shall not apply to the Applicable Trust, provided that (i) the reference in Section 2.03 of the Basic Agreement to "Section
2.02 hereof" shall apply to the Applicable Trust and shall be deemed to refer to Section 5.01(c) of this Trust Supplement and (ii) for purposes of Section 4.02(c) of the Basic Agreement, the reference to (x) "Postponed Notes" shall apply to the Applicable Trust and such term shall have the meaning specified herein and (y) "Section 2.02" shall apply to the Applicable Trust and shall be deemed a reference to Section 5.01(c) of this Trust Supplement.

     (c) The Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreements relating to the Delivered Aircraft, the Delivered Aircraft Equipment Notes on the Issuance Date or on December 15, 1998, as specified in Exhibit C hereto.

     In the case of (x) the Delivered Aircraft Equipment Notes having a scheduled Transfer Date of December 15, 1998 and (y) any Delivered Aircraft Equipment Notes with respect to which the Company shall deliver to the Trustee a Postponement Notice, the Trustee shall deposit into an escrow account (the "Postponed Notes Escrow Account") to be maintained as part of the Applicable Trust an amount equal to the purchase price of such Postponed Notes (the "Postponed Notes Escrowed Funds"). The Postponed Notes Escrowed Funds so deposited shall be invested by the Trustee at the written direction of the Company in Specified Investments (i) maturing no later than any scheduled Transfer Date relating to the Postponed Notes or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Company has given notice to the Trustee that any Postponed Notes will not be issued, with respect to the portion of the Postponed Notes Escrowed Funds relating to such Postponed Notes, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Postponed Notes Escrow Account only as provided in this Agreement. Upon request of the Company on one or more occasions and the satisfaction of the closing conditions specified in the applicable Participation Agreements on or prior to the Postponement Cut-off Date, the Trustee shall purchase the applicable Postponed Notes with the Postponed Notes Escrowed Funds withdrawn from the Postponed Notes Escrow Account. The purchase price shall equal the principal amount of such Postponed Notes.

     The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in a Postponed Notes Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the written direction of the Company in Specified Investments maturing as provided in the preceding paragraph.

     Any earnings or Specified Investments received from time to time by the Trustee shall be promptly distributed to the Company. The Company shall pay to the Trustee


                             18

for deposit to the Postponed Notes Escrow Account an amount equal to any losses on such Specified Investments as incurred.

     On the January 30, 1999 Regular Distribution Date, the Company will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on any Postponed Notes, if any, purchased after the Issuance Date if such Postponed Notes had been purchased on the Issuance Date, from the Issuance Date to, but not including, the date of the purchase of such Postponed Notes by the Trustee.

     If the Company notifies the Trustee prior to the Postponement Cut-off Date that any Postponed Notes will not be issued on or prior to the Postponement Cut-off Date for any reason, on the next Special Distribution Date occurring not less than 15 days following the date of such notice (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice at a rate equal to the interest rate applicable to the Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to that amount of Postponed Notes Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Company pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

     If, on the Postponement Cut-off Date, an amount equal to less than all of the Postponed Notes Escrowed Funds (other than Postponed Notes Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the next Special Distribution Date occurring not less than 15 days following the Postponement Cut-off Date (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes contemplated to be purchased with such unused Postponed Notes Escrowed Funds (other than Postponed Notes Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to the Applicable Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Postponed Notes Escrowed Funds and the amount paid by the Company pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

     Section 5.02.Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, (i) the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final

                              19


Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "Final Withdrawal Notice") and (ii) the Trustee will make a demand upon the Company under the Note Purchase Agreement for an amount equal to the Special Redemption Premium, such payment to be made on the Final Withdrawal Date.

     Section 5.03. The Trustee. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company.

     (b) Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

     Section 5.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

          (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party;

          (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party,

                                 20


which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

          (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

          (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforce ability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

     Section 5.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.


                          ARTICLE VI
                   SUPPLEMENTAL AGREEMENTS


     Section 6.01. Supplemental Agreements Without Consent of Applicable Certificateholders. Under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental to the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, except that (a) clause (3) of such Section 9.01 shall be deemed to include the Company's rights and powers conferred by the

                               21


Note Purchase Agreement and (b) clause (4) of such Section 9.01 shall be deemed to include corrections or supplements to provisions of the Escrow Agreement or the Deposit Agreement which may be defective or inconsistent with any other provision of this Agreement or contained in any agreement referred to in such clause (4) and the curing of any ambiguity or the modification of any other provision with respect to matters or questions arising under the Escrow Agreement or the Deposit Agreement.

     Section 6.02. Supplemental Agreements with Consent of Applicable Certificateholders. The provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement to the extent applicable to the Applicable Certificateholders approving such agreement or amendment or modifying in any manner the rights and obligations of such Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided that the provisions of
Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits; provided, further, that the provisions of Section 9.02(6) of the Basic Agreement shall not apply to the Applicable Trust and any supplemental agreement having the effect described in said Section 9.02(6) shall require only the consent of Applicable Certificateholders holding Applicable Certificates evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Applicable Trust.


                          ARTICLE VII
                      TERMINATION OF TRUST

     Section 7.01. Termination of the Trust. The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond 21 years less one day following the death of the last survivor of all descendants living on the date hereof of Joseph P. Kennedy, Sr., unless applicable law shall permit a longer term, in which case such longer term shall apply.

     Notice of any termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the


                               22


proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

     In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, the Owner Participants and the Company.


                        ARTICLE VIII
                        THE COMPANY

     Section 8.01. Consolidation, Merges, Etc. Section 5.02 of the Basic Agreement is hereby amended with respect to the Applicable Trust by deleting the word "and" at the end of clause (b) thereof, renumbering clause (c) as clause "(d)" and inserting a new clause (c) as follows:

     "(c) immediately after giving effect to such transaction, no Indenture Event of Default (in the case of an Owned Aircraft) or, in the case of a Leased Aircraft, Lease Event of Default (as defined in the related Indenture) shall have occurred and be continuing; and"

                             23


                         ARTICLE IX
                  MISCELLANEOUS PROVISIONS

     Section 9.01. Basic Agreement Ratified. Except and so far as herein expressly



























                           24


provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

     Section 9.02. GOVERNING LAW. THIS AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 9.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 9.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.























                             25


     IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                      US AIRWAYS, INC.

                                      By:______________________
                                        Name:
                                        Title:



                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Trustee


                                      By:_____________________
                                        Name:
                                        Title:




                          EXHIBIT A
                         -----------


                      FORM OF CERTIFICATE


     [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*



                 US AIRWAYS PASS THROUGH TRUST 1998-1A

      6.85% US Airways Pass Through Certificate, Series 1998-1A

                    Issuance Date: December 14, 1998

         Final Expected Distribution Date: January 30, 2018

        Evidencing A Fractional Undivided Interest In The US Airways Pass Through Trust 1998-1A, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft Leased To Or Owned By US Airways, Inc.


Certificate
No.___             $____________ Fractional Undivided Interest representing
                    0.000272862% of the Trust per $1,000 face amount


      THIS CERTIFIES THAT ________________, for value received, is the registered owner of a $___________ (__________ dollars) Fractional Undivided Interest in the US Airways Pass Through Trust 1998-1A (the "Trust") created by State Street Bank and Trust Company, as


* This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company

                             A-2


trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of December 4, 1998 (the "Basic Agreement"), between the Trustee and US Airways, Inc., Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 1998-1A thereto, dated as of December 14, 1998 (the "Trust Supplement" and, together with the Basic Agreement, the "Agreement"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.85% US Airways Pass Through Certificates, Series 1998-1A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and any Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft leased to or owned by the Company.

     The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

     Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each January 30 and July 30 (a "Regular Distribution Date") commencing January 30, 1999, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during

                             A-3


the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

     Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

     The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this


                            A-4

Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

     The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificate holders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

     Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administration exemptions.

                            A-5


     THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






















                             A-6


     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                    US AIRWAYS PASS THROUGH TRUST 1998-1A
                    By:     STATE STREET BANK AND TRUST COMPANY,
                                 as Trustee


                            By:____________________________________
                              Name:
                              Title:






















           FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


    This is one of the Certificates referred to in the within-mentioned
Agreement.


            By:      STATE STREET BANK AND TRUST COMPANY,
                                as Trustee


                          By:  __________________________
                             Name:
                             Title:





























                           EXHIBIT B
                           ---------




                [DTC Letter of Representations]
























                         EXHIBIT C


Aircraft Type and Registration No.    Scheduled Transfer Date
----------------------------------    -----------------------

  Airbus A319/N700UW                       December 15, 1998

  Airbus A319/N701UW                       December 15, 1998

  Airbus A319/N702UW                       December 14, 1998

  Airbus A319/N703UW                       December 14, 1998

  Airbus A319/N704US                       December 15, 1998